Exhibit 99.2

Cycurion Granted New Fleet Driver Analytics Patent, Opening a $100 Billion+ Telematics Market While Expanding Its Customer Base and Deepening Client Retention
August 18, 2026
Newly granted U.S. patent adds fleet driver analytics to the Digital Ally platform — positioning Cycurion to pursue commercial trucking, logistics, and delivery fleets while making its video and evidence platform more valuable to more than 800 existing agency clients
MCLEAN, Va., Aug. 18, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading provider of AI-driven cybersecurity and public safety technology solutions, today announced the addition of U.S. Patent No. 12,705,983, titled “Tracking and analysis of drivers within a fleet of vehicles,” to the intellectual property portfolio acquired with the Digital Ally video solutions business.
The newly granted patent extends Cycurion’s video and evidence management platform into fleet driver analytics — a category that opens the Company to the global vehicle telematics market, which Fortune Business Insights estimates at approximately $102 billion in 2026 and projects will reach approximately $199 billion by 2034. Cycurion’s serviceable opportunity is a subset of that total addressable market, and the Company’s ability to capture any portion of it is subject to the risks described under “Forward-Looking Statements” below.
The patented technology enables fleet operators to track vehicles, map incidents with linked video evidence, and generate comparative driver performance profiles and scores. Its addition brings Cycurion’s total related patent assets to more than 50.
Why This Market Is Growing
Demand for fleet driver analytics is being driven by pressures that fall on nearly every organization operating vehicles at scale:
•Rising insurance and liability costs. According to industry reporting, commercial auto premiums and litigation exposure have climbed sharply, and insurers increasingly price policies against demonstrated driver behavior. Video evidence and objective driver scoring have become central to defending claims and negotiating rates.
•The shift to behavior-based and usage-based insurance. Underwriters now reward fleets that can document how their drivers actually perform, which the Company believes is shifting comparative driver profiling from a discretionary purchase toward a budgeted one.
•Regulatory and safety compliance requirements. Federal and state safety mandates continue to push fleets toward continuous electronic monitoring and auditable incident records.
•Driver recruitment and retention pressure. Persistent driver shortages have made coaching, performance feedback, and fair, data-backed evaluation central to keeping experienced drivers.
•The convergence of video and telematics. Fleets that once bought cameras and tracking systems separately are consolidating onto single platforms that link location data to video evidence — precisely the combination this patent covers.
Together, these forces are expanding the market for exactly the capability Cycurion has now secured: linking vehicle location, incident data, and video evidence into a comparative view of driver performance.

Expanding the Customer Base
The solution is designed for organizations that operate vehicle fleets and need actionable insight into driver behavior and incident response, including:
•Law enforcement agencies and public safety organizations
•Municipal and government fleets
•Commercial fleet operators in trucking, logistics, delivery, and corporate transportation
By combining proven Digital Ally video systems with advanced driver analytics, Cycurion is positioned to pursue commercial buyers well beyond its traditional public safety market — a customer set the Company has not previously addressed with this platform.
Deepening Value for Existing Clients
The capability is also intended to increase the day-to-day operational value of systems already deployed across Cycurion’s installed base of more than 800 law enforcement and municipal clients. By adding driver scoring and incident mapping to platforms those agencies already rely on for video and evidence management, Cycurion believes the technology is designed to make its offering more deeply embedded in customer operations and to support stronger long-term retention, although no assurance can be given as to future renewal or retention rates.
An Addition to Cycurion’s Product Suite
The patented technology is not a standalone product line. It slots into the suite Cycurion has assembled across cybersecurity, public safety, and mission-critical operations — and each component makes the others more valuable to the same buyer:
•Digital Ally video and evidence management — the in-vehicle and body-worn capture systems and evidence workflow acquired in August 2026, the patented technology is intended to extend beyond recording and storage with fleet-level driver analytics.
•The ARx AI platform — Cycurion’s AI-enabled cybersecurity platform, which secures the connected devices, uploads, and evidence repositories that fleet and public safety video depend on.
•Axxum Technologies and Cloudburst Security — network, program management, and security services that support the government and enterprise infrastructure these deployments run on.
Cycurion’s objective is to offer a single vendor that can capture the video, analyze the driver behavior behind it, manage the resulting evidence, and secure the chain end to end. Connected fleet and public safety systems generate sensitive, evidentiary data across vehicles, cloud storage, and agency networks — a combination that the Company believes few point-solution telematics vendors are positioned to protect. Cycurion intends to sell these capabilities together, giving new commercial fleet customers a path into the broader portfolio and giving existing public safety clients additional capability from a vendor already embedded in their operations.
“This patent is more than an incremental win — it opens Cycurion to a global telematics market estimated at more than $100 billion,” said L. Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. “We are taking a strong video and evidence platform and adding the fleet driver intelligence commercial operators need, while giving our public safety customers more powerful tools and more reasons to stay with us. Layered with Cycurion’s AI cybersecurity capabilities, this creates a differentiated offering that we believe few competitors can match.”
Cycurion completed the acquisition of Kustom Entertainment’s legacy Digital Ally video solutions business on August 3, 2026. The transaction added more than $5 million in annual revenue and over $1.2 million in EBITDA, contributing to a pro forma gross revenue run rate of approximately $30 million.
About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of AI-enabled IT cybersecurity solutions, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, the expected revenue, EBITDA and other anticipated financial and operational benefits arising from the acquisition of the Digital Ally video solutions business (the "Business"); statements regarding the size, growth rate, and characteristics of the markets in which the Company operates or intends to compete, including third-party market estimates and the Company's expectations regarding its addressable or serviceable market; statements regarding the anticipated commercial benefits of the Company's patents, including expected expansion of the Company's customer base and expected effects on customer retention; statements regarding the Company's execution of its strategic plan; the anticipated benefits, timing, and integration of pending or completed acquisitions; the performance of and revenue expected from government and commercial contracts; the development and commercialization of the Company's AI-enabled cybersecurity platforms, including ARx; the Company's expectations regarding its path to profitability; the Company's ability to regain or maintain compliance with the continued listing standards of the Nasdaq Stock Market; and the conduct, timing, and outcome of the Company's investigations and any related legal proceedings. Forward-looking statements may be accompanied by words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "should," "will," and similar expressions.
Forward-looking statements are based on management's current expectations and assumptions and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are outside the Company's control and difficult to predict. These risks include, but are not limited to: market size, growth, and forecast data prepared by third parties, which is based on assumptions and methodologies the Company has not independently verified and which may prove inaccurate, and the fact that a total addressable market figure does not represent the market the Company can realistically serve or the revenue the Company expects to generate; the Company's ability to develop, market, and sell products incorporating the patented technology, and to enter commercial fleet markets in which it has limited or no operating history; the possibility that the patented technology does not increase customer retention or expand the Company's customer base as anticipated; the outcome of the Company's investigations and any legal proceedings the Company may initiate or become subject to, and the costs, time, and resources associated with such matters; the Company's ability to identify, finance, complete, and integrate acquisitions; risks relating to the Company's intellectual property, including that issued patents may be challenged, narrowed, invalidated, or designed around, that they may not provide meaningful competitive advantage or barriers to entry, and that third parties may assert infringement claims against the Company; the Company's ability to win, retain, and perform under government and commercial contracts; the Company's need for additional capital and the terms on which it may be available; the Company's ability to satisfy Nasdaq's continued listing requirements; competitive conditions and technological change in the cybersecurity market; and volatility in the trading price and volume of the Company's common stock, which may occur for reasons unrelated to the Company's operating performance. Additional risks and uncertainties are described in the Company's most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

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